Exhibit 32.2

Certification Pursuant to 18 U.S.C. § 1350

The undersigned, Ronald Lipnick, Chief Financial Officer of Royale Energy, Inc., a Delaware corporation (the “Company”), pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, hereby certifies that, to his knowledge:

(1)	the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2025	By:	/s/ Ronald Lipnick
Ronald Lipnick, Chief Financial Officer